AGREEMENT


This Agreement made and effective this first day of January, 1997, by and between TRI-CON MINING LTD. (hereinafter "TCML") a British Columbia corporation whose address is 505 -1111 West Georgia Street, Vancouver, B.C. V6E 4M3

                                       AND

SILVERADO MINES LTD. (hereinafter "SML") a British Columbia corporation whose address is also 505 - 1111 West Georgia Street, Vancouver, B.C. V6E 4M3.


                                   WITNESSETH:

A. WHEREAS, SML desires to retain TCML to serve as administrator and operator of mining claims situate within Canada and the United States, and

B. WHEREAS, TCML desires to serve as administrator and operator for SML on the said claims,

NOW THEREFORE, in consideration of these premises, SML hereby appoints TCML as administrator and operator, and TCML hereby accepts such appointment, subject to the terms and conditions hereinafter set forth.


1.   TERM

     The term of this Agreement shall be perpetual, unless cancelled by thirty days advance written notice by one party to the other.


2.   WARRANTIES AND REPRESENTATIONS

     SML warrants that it has the full right and power to enter into this Agreement on the terms and conditions contained herein.

3.   UNDERTAKINGS BY TCML

     3.1 TCML undertakes to administer, explore, develop, operate, and reclaim the said claims in a professional and workmanlike manner. Further, at SML's specific written direction, TCML also agrees to assist SML in vending its claims to those prospective purchasers specifically identified to TCML by SML.

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     3.2 TCML may  construct,  maintain,  use and at its  election  remove  such structures, facilities, equipment, roadways, haulageways and such other improvements located on the said claims as it may deem necessary, useful or convenient in the conduct of its operations upon the said claims.

     3.3 TCML may also use and consume so much of the surface of the said claims as may be necessary, useful, or convenient for carrying out the purposes of this Agreement.

     3.4 TCML shall make available, for use in connection with the operations on the said claims, the knowledge and experience of such officers and employees as are reasonably required for the proper performance of such services.

     3.5 TCML acknowledges that its operation on the said claims shall always be subject to general directions from SML.


4.   PAYMENTS TO TCML FOR ADMINISTRATION AND OPERATION

     4.1 TCML shall administer said claims for a base fee of Ten Thousand Dollars ($10,000.00) per month, plus costs, below.

     4.2 TCML shall explore, develop, mine, and reclaim said claims at SML's cost. For the purpose of this Agreement, the term "cost" shall mean 115% of all costs incurred by TCML which are reasonably attributable to its operations on the said claims including but not limited to the following:

          a) the cost of all full time and part time employees; and cost of contractors;

          b)   the actual costs incurred in mobilization and demobilization;

          c)   reasonable travel and lodging expenses;

          d)   insurance premiums;

          e)   the cost of renting equipment;

          f)   the actual costs of material and supplies consumed by the work;

          g) support charges - a sum equal to twenty-five percent (25%) per annum on all project acquisition, exploration, and development expenditures; fifteen percent (15%) annum for all operating expenditures; and fifteen percent (15%) per annum for all reclamation expenditures. Capital purchases shall be exempt from additional charges.

          h) a "stand by" charge of 150% of (a)-(g) when TCML is on site and prepared to perform work, but unable to do so for causes attributable to SML;

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          i)   a charge of seventy-five  dollars  ($75.00) per hour for the time spent by each of TCML's officers on SML's behalf;

          j) notwithstanding any of the above, no TCML employee who serves as a director on SML's behalf shall bill SML for any of his time.

     4.3 SML shall make payments to the account of TCML substantially in accordance with a budget submitted to and accepted by SML. SML shall from time to time advance to TCML's account funds to cover anticipated costs in conjunction with the requirements of the approved budget. TCML may draw from such account the costs incurred by it at cost plus fifteen percent (15%), and shall account monthly in writing to SML for the amounts drawn in sufficient detail to enable SML to determine the correctness thereof. Amounts unpaid by SML to TCML within 30 days of the date the subject cost is incurred by TCML shall be deemed as an unsecured loan from TCML to SML, with interest due and payable at a rate of twelve percent (12%) per annum.

     4.4 TCML will submit to SML written progress reports on the operations on the development of the said claims.

     4.5 SML shall have the right to enter upon the said claims and inspect the same at all times with or without notice to TCML, at SML's sole risk and expense.

     4.6 Within ninety (90) days after the end of each calendar year, TCML shall submit an annual cost report to SML, at which time SML will have thirty
     (30) additional days to notify TCML of SML's intention to audit the report, at its own cost and expense. If notice of an audit is not received by TCML within 30 days of delivery of its report to SML, then the costs of the work, and all reports, reconciliation's, and invoices of TCML shall be conclusively deemed to be true and correct.

5.   COST ADJUSTMENT

     5.1 TCML may increase its hourly rates each year beginning one year after the effective date of this agreement, by the percentage increase in the CPI where "CPI" means the "Canadian Price Index" as published by Statistics Canada.

6.   OBLIGATION AND INDEMNITY BY PARTIES

     6.1 TCML agrees to comply with valid and applicable local, state, provincial and federal laws and regulations governing its operations hereunder.

     6.2 TCML shall pay all expenses incurred by it in its operations on the said claims and shall allow no liens to remain upon the said claims; provided however, that if TCML disputes the validity or amount of any lien asserted against the said claims, it shall not be

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     required to discharge  the same until the amount and validity  thereof have been finally determined.

     6.3 TCML shall indemnify and defend SML against any suit, claim, judgment or demand whatsoever arising out of the negligence of TCML, provided however that this provision shall not apply to any such suit, claim, judgment or demand caused in whole or in part by SML.

     6.4 During the term of this Agreement and any extension thereof, TCML shall procure and maintain comprehensive general liability insurance having the following coverage limits per occurrence:

          Property Damage Insurance:         $2,000,000.00
          Comprehensive General Liability:   $1,500,000.00

          TCML shall cause SML to be added to such policy as an additional named insured.


7.   TERMINATION

     7.1 TCML shall have the right to terminate this Agreement in its entirety at any time upon 30 days advance written notice to SML in the manner provided in paragraph 12.

     7.2 Upon the date sixty (60) days after notice of termination, all rights and interest of TCML under this Agreement shall terminate and TCML shall not be required to perform any further obligations hereunder concerning the said claims, except as to obligations, if any, the occurrence of which precedes termination.


8.   PROTECTION OF PROPRIETARY INFORMATION

     Nothing contained herein is intended to prevent TCML from performing services for other companies similar to those undertaken herein; provided that the performance of such services shall not interfere with the proper and efficient performance by TCML or the services to be rendered hereunder; provided further that TCML shall not make use of or divulge to others any trade information of proprietary nature of which it becomes aware as a result of this Agreement with SML.


9.   FORCE MAJEURE

     9.1 TCML shall not be liable for failure to perform any of its obligations hereunder during periods in which performance is prevented by any cause hereinafter called "force majeure"

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     9.2 For purpose of the Agreement, the term force majeure shall include Acts of God, fire, flood, undue shortage of power, strikes, insurrection or mob violence, requirements or regulations of the government and other causes of a similar nature.

10.  DISPUTES NOT TO INTERRUPT OPERATIONS, ARBITRATION

     10.1 In the event of any dispute between parties hereto, operations shall be continued in the same manner as prior to the dispute until the matters in dispute have been finally resolved between the parties.

     10.2 The parties hereto may agree to submit any dispute arising out of, or relating to, this Agreement to arbitration.

          10.2.1. The place of any such arbitration shall be at Vancouver, British Columbia.

          10.2.2. The right to invoke arbitration is not in derogation of any other rights that the parties may have to settle disputes through compromise or litigation.

11.  NOTICE

     11.1 Any notice or communication required or permitted hereunder shall be in writing and shall be effective when personally delivered or shall be effective when addressed:

          If to SML:

     SML Mines Ltd.
     505 - 1111 West Georgia Street
     Vancouver, B.C. V6E 4M3

          If to TCML:

     Tri-Con Mining Ltd.
     505 - 1111 West Georgia Street
     Vancouver, B.C. V6E 4M3

     and deposited, postage prepaid, certified, in the United States or Canadian mail.

     11.2 Either party may, by notice to the other as aforesaid, change its mailing address for future notice hereunder.


12.  BINDING EFFECT, ASSIGNMENT

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     12.1 If SML assigns the said claims in whole or in part to any third party, the provisions hereof shall inure to the benefit of and be binding upon its respective successors and assigns, but no change or division of ownership of the said claims however accomplished, shall operate to enlarge the obligations or diminish the rights of TCML hereunder.

     12.2 TCML shall have no right to assign its rights or obligations under this Agreement without the express prior written consent of SML.

13.  CONSTRUCTION: ENTIRE AGREEMENT

     13.1 The Agreement shall be construed in accordance with the laws of the State of Alaska.

     13.2 The headings and subheadings used herein are for convenience only and shall not be deemed to be a part of the Agreement for purposes of construction thereof.

     13.3 All of the agreements and understandings of the parties with reference to the said claims are embodied in this Agreement, which supersedes all prior Agreements or understandings between the parties with reference thereto.

     13.4 The compensation herein provided shall be deemed to be full payment to TCML for its operations hereunder.

     13.5 Should any part of this Agreement be declared invalid for any reason by a court of competent jurisdiction such declaration shall not affect the balance of this Agreement.

     13.6 All dollar amounts herein are stated in Canadian currency.


IN WITNESS WHEREOF, the parties have executed this Agreement at Vancouver, British Columbia, the day and year first above written.

Tri-Con Mining Ltd. by:                                 Silverado Mines Ltd. by:

Alex Homenuke                                           Garry L. Anselmo
-----------------------                                 ------------------------
Its Senior Vice President                               Its President


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